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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement on Form S-8 of Hector Communications Corporation for the registration of 400,000 shares of its common stock, of our reports dated February 12, 2003 with respect to the financial statements and schedules of Hector Communications Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ OLSEN THIELEN & CO., LTD.
St. Paul, Minnesota February 24, 2004

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CONSENT OF INDEPENDENT AUDITORS